FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):
                             June 30, 1996



                        WARNER-LAMBERT COMPANY
        (Exact name of registrant as specified in its charter)



Delaware                    1-3608                      22-1598912
(State or other          (Commission                  (IRS Employer
Jurisdiction of          File Number)                 Identification
incorporation)                                        No.)



201 Tabor Road, Morris Plains, New Jersey   07950
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: (201) 540-2000


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Item 5.  Other Events.

          On July 1, 1996, the Registrant issued a press release announcing that the Company had purchased Glaxo Wellcome plc's U.S. and European interests in the Warner Wellcome over-the-counter joint ventures (formed in 1994 with Wellcome plc). Purchase agreements for Glaxo Wellcome's interest in Canada, Mexico, Australia and New Zealand are expected to be signed in the third quarter, 1996. The purchase price for the entire transaction is $1.05 billion.

          The Registrant also announced the restructuring of Warner-Lambert's joint venture arrangements with Glaxo Wellcome to market Glaxo Welcome's Rx to OTC switch products. The joint venture arrangements will now include Wellcome's Rx to OTC products.

          The foregoing summary is qualified in its entirety by the complete text of the press release and the Amended and Restated Global Principles Agreement dated as of June 30, 1996, each of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          (10)  Material contracts.

          (a) Amended and Restated Global Principles Agreement, dated as of June 30, 1996, between Warner-Lambert Company and Glaxo Wellcome plc.

         (99) Additional Exhibits.

         (a)  Press Release dated July 1, 1996.

                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WARNER-LAMBERT COMPANY
                                            (Registrant)



Date:  July 1, 1996                    By: /s/ Joseph E. Lynch
                                          -------------------------
                                            JOSEPH E. LYNCH
                                            Vice President and
                                            Controller

                             Exhibit Index


Exhibit No.             Exhibit                          Page No.
- -----------             ---------------------------      --------

(10)                   Material contracts.

                       (a)  Amended and Restated
                       Global Principles Agreement,
                       dated as of June 30, 1996,
                       between Warner-Lambert
                       Company and Glaxo Wellcome
                       plc.


(99)                   Additional Exhibits.

                       (a)  Press Release dated
                       July 1, 1996.